Collaborative Investment Series Trust 485BPOS

Exhibit 99.(g)(xii)

AMENDMENT NO.8
TO

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

This AMENDMENT No.8 (“Amendment”) is made as of August 30, 2021 by and between Collaborative Investment Series Trust (“Client”) and Citibank, N.A. (“Custodian”), to that certain Global Custodial and Agency Services Agreement dated March 11, 2019, between the Client and Custodian (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client;

WHEREAS, the Client and Custodian agree to amend Appendix A to the Agreement to reflect the addition of the following Funds to the portfolio of the Client: (i) The Green Bond ETF ii) The Green Short Term Bond ETF (iii) The Impact Bond ETF (iv) The Short ARKK ETF (v) The ESG Orphans ETF (vi) The Inverse ESG Orphans ETF; and

WHEREAS, WHEREAS, the Parties agree to the following Fund name changes: (i) Old Stable Tactical Allocation ETF changing to the Goose Hollow Tactical Allocation ETF (ii) ESG Momentum Factor ETF changing to Trend Aggregation US ETF (iii) ESG Next Generation Technology ETF changing to Trend Aggregation ESG ETF (iv) High Short Interest ETF changing to Trend Aggregation Growth ETF (v) Absolute Return Income ETF changing to Trend Aggregation Conservative ETF.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix A to the Agreement .

Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

COLLABORATIVE INVESTMENT SERIES TRUST

By:
Name:	Gregory Skidmore
Title:	President
Date:	8/24/2021

CITIBANK, N.A.

By:
Name:	Dominic Crowe
Title:	Managing Director
Date:	August 24, 2021

 Appendix A to Global Custodial and Agency Services Agreement

List of Funds for Collaborative Investment Series Trust

1.	Trend Aggregation US ETF
2.	Trend Aggregation ESG ETF
3.	Trend Aggregation Managed Futures Strategy ETF
4.	The Active Dividend Stock ETF
5.	Trend Aggregation Growth ETF
6.	Trend Aggregation Conservative ETF
7.	Rareview Dynamic Fixed Income ETF
8.	Rareview Tax Advantaged Income ETF
9.	The SPAC and New Issue ETF
10.	FOMO ETF
11.	Fat Tail Risk ETF
12.	The De-SPAC ETF
13.	The Short De-SPAC ETF
14.	Adaptive Core ETF
15.	Mindful Conservative ETF
16.	Mohr Growth ETF
17.	Goose Hollow Tactical Allocation ETF
18.	Revere Sector Opportunity ETF
19.	The Green Bond ETF
20.	The Green Short Term Bond ETF
21.	The Impact Bond ETF
22.	The Short ARKK ETF
23.	The ESG Orphans ETF
24.	The Inverse ESG Orphans ETF

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